Exhibit 2.2

Annex A-I

AMENDMENT TO BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT TO BUSINESS COMBINATION AGREEMENT (the “Amendment”) is effective as of May 27, 2022 by and between PropTech Investment Corporation II, a Delaware corporation (“PTIC II”), and Lake Street Landlords, LLC, a Delaware limited liability company, in its capacity as the Sellers’ Representative (“Sellers’ Representative”). Capitalized terms used but not defined herein, shall have the meaning given to them in the Purchase Agreement (as defined below).

RECITALS

A.	PTIC, Sellers’ Representative, and RW National Holdings, LLC are parties to that certain Business Combination Agreement, dated May 17, 2022 (the “Purchase Agreement”);

B.	PTIC and Sellers’ Representative desire to amend the Purchase Agreement upon the terms and conditions noted below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Time to File HSR. Notwithstanding anything in the Purchase Agreement to the contrary, each Party to the Purchase Agreement shall have until June 10, 2022 to take, or cause to be taken, any reasonably required actions, as applicable, pursuant to the HSR Act.

2.	No Other Changes. Except as provided in this Amendment, all other terms and conditions of the Purchase Agreement shall remain in full force and effect.

3.	Entire Agreement. The Purchase Agreement, as amended by this Amendment constitutes the entire agreement of the parties on the subject matter hereof and supersedes all prior representations, understandings and agreements between the parties with respect to such subject matter.

4.	Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware without reference to principles of conflicts of law.

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[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers or representatives, as follows:

PROPTECH INVESTMENT CORPORATION II

By:	/s/ Thomas D. Hennessy
Name:	Thomas D. Hennessy
Title:	Chairman, Co-Chief Executive Officer and President

By:	/s/ Joseph Beck
Name:	Joseph Beck
Title:	Chairman, Co-Chief Executive Officer and President

LAKE STREET LANDLORDS, LLC

By:	/s/ Scott Honour
Name:	Scott Honour
Title:	Chairman

Signature Page to Amendment to Business Combination Agreement